POWER OF ATTORNEY

The undersigned, as a Section 16 reporting
person of Hawaiian Holdings, Inc. (the "Company"),
hereby constitutes and appoints Mark B. Dunkerley,
Scott E. Topping and Hoyt H. Zia the undersigned's
true and lawful attorneys-in-fact to:

1. complete and execute Forms 3, 4 and 5 and
other forms and all amendments thereto as such
attorneys-in-fact shall in their discretion
determine to be required or advisable pursuant
to Section 16 of the Securities Exchange Act of
1934 (as amended) and the rules and regulations
promulgated thereunder, or any successor laws
and regulations, as a consequence of the
undersigned's ownership, acquisition or
disposition of securities of the Company; and

2. do all acts necessary in order to file
such forms with the Securities and Exchange
Commission, any securities exchange or national
association, the Company and such other person
or agency as the attorneys-in-fact shall deem
appropriate.

      The undersigned also hereby constitutes
and appoints the responsible attorneys and
paralegals of Wilson Sonsini Goodrich & Rosati
P.C., and each of them, the undersigned's true
and lawful attorney-in-fact and agent to complete,
execute and file a Form ID Application
Acknowledgement on EDGAR or such other forms as
prescribed by the U.S. Securities and Exchange
Commission in order for the undersigned to apply
for and obtain EDGAR filing codes.

      The undersigned hereby ratifies and confirms
all that said attorneys-in-fact and agents shall do
 or cause to be done by virtue hereof.  The
undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at
the request of the undersigned, is not assuming,
nor is the Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934 (as amended).

      This Power of Attorney shall remain in full
force and effect until the undersigned is no longer
required to file Forms 3, 4 and 5 with respect to
the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the Company and the foregoing
attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as
of this 17 day of January, 2013.

Signature:   /s/Ron Anderson-Lehman

Print Name:  Ron Anderson-Lehman